Exhibit (h)(3)

Execution Version

HERCULES CAPITAL, INC.

Common Stock, $0.001 par value per share

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

Dated August 26, 2016

EXHIBITS

Exhibit A	–	Form of Placement Notice

Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	–	Compensation

Exhibit D	–	Officers’ Certificate

Exhibit E	–	Forms of Opinions of Dechert LLP

Exhibit F	–	Forms of Opinions of Skadden, Arps, Slate, Meagher & Flom LLP

8,000,000 Shares

HERCULES CAPITAL, INC.

Common Stock

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

August 26, 2016

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Hercules Capital, Inc., a Maryland corporation (the “Company”), proposes to issue and sell through JMP Securities LLC, acting as agent and/or principal (the “Sales Manager”), up to 8,000,000 shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), of the Company. Pursuant to the prior equity distribution agreements, dated August 16, 2013 and March 7, 2016, respectively, between the Company and the Sales Manager, the Company issued and sold 3,241,767 Shares.

The Company confirms its agreement (this “Agreement”) with the Sales Manager, as follows:

SECTION 1. Description of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Sales Manager, acting as agent and/or principal, the Shares of the Company’s Common Stock. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Manager shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Sales Manager will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Rules and Regulations”), with the Commission a registration statement on Form N-2 (File No. 333-203511), including a base prospectus, relating to the Common Stock, including the Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of the Registration Statement. The Company will furnish to the Sales Manager, for use by the Sales Manager, copies of the base prospectus included as part of the Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, the Registration Statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement and the Prospectus shall be deemed to include any amendment or supplement thereto that has been filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Sales Manager by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Sales Manager will, prior to 4:30 p.m. (New York City time) (the “Applicable Time”) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Sales Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Manager set forth on Exhibit B) setting forth the terms that the Sales Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Manager until the Company delivers to the Sales Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Manager set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Sales Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the

Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 8 or Section 11 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Manager in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Sales Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Manager and either (i) the Sales Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by the Sales Manager.

Subject to the provisions of Section 6(a), the Sales Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Manager pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Manager (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Manager may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Manager may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4. Suspension of Sales. The Company or the Sales Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Sales Manager as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement and as of the time of each sale of any Shares or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Sales Manager, as follows:

(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement and the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Sales Manager furnished to the Company in writing by the Sales Manager expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by the Sales Manager consists of the following information in the Prospectus Supplement furnished on behalf the Sales Manager: the last paragraph under the caption “Plan of Distribution.” The Shares have been duly registered under the Securities Act pursuant to the Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission.

(ii) The Registration Statement has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company are contemplated or threatened by the Commission.

(iii) The Company has elected to be regulated by the Commission as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

(iv) To the Company’s knowledge, PricewaterhouseCoopers LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement and Prospectus, were and are independent registered accounting firms as required by the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(v) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement and the Prospectus fairly present in all material respects the results of operations and financial condition of the Company and its subsidiaries as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with U.S. generally accepted accounting principles and the selected financial information and data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.

(vi) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Prospectus; (B) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in each jurisdiction where the Company is required to be qualified or licensed or in good standing, except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, business or operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii) The Company is not, or with the giving of notice or lapse of time or both would not be, in default or violation with respect to its charter or bylaws or governing documents. The Company is not, or with the giving of notice or lapse of time or both would not be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject.

(viii) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Stock;” the Shares have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Shares to the Sales Manager pursuant to this Agreement and, when the Shares are delivered and paid for pursuant to this Agreement on the Applicable Time, such Shares will have been validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the Shares and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder.

(ix) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).

(x) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the Prospectus and is not so described.

(xi) There are no contracts, agreements or understandings of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, any agreement, indenture, mortgage, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound nor will such action result in any violation of the Company’s or any of its subsidiaries’ charter, bylaws or other organizational documents, or any order, law, statute, rule, regulation, judgment, order, writ or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the FINRA (as defined below) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(xv) This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act and the approval by the Board of Directors of the Company of this Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.

(xvi) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xvii) There are no material restrictions, limitations or regulations with respect to the ability of the Company or any of its subsidiaries to invest its assets as described in the Registration Statement or the Prospectus, other than as described therein.

(xviii) Any third-party statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xix) The Shares have been authorized for listing on the NYSE, subject to official notice of issuance or sale of the Shares, as the case may be.

(xx) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(xxi) Except as disclosed in the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company and its subsidiaries have not entered into any transaction with any person which would be required to be disclosed under Item 404 of the Commission’s Regulation S-K.

(xxii) Except as otherwise disclosed in the Prospectus, as of the date thereof, no extension of credit has been made by the Company to an executive officer or director of the Company in violation of Section 402 of Sarbanes-Oxley Act of 2002.

(xxiii) Except with respect to the Sales Manager or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Shares.

(xxiv) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xxv) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the Expiration Time or the completion of the distribution (within the meaning of Regulation M under the Exchange Act), of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 5(xxv).

(xxvi) Except as described in the Prospectus, the Company currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xxvii) The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies.

(xxviii) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

(xxix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal controls over financial reporting that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act)

designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxxi) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxii) Neither the Company nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.

(xxxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.

(xxxv) The Company’s wholly-owned, small business investment company subsidiaries, Hercules Technology II, L.P. and Hercules Technology III, L.P. have been organized and operated as, and currently are organized and operated, in material conformance with the requirements of the Small Business Investment Act of 1958 and the rules and regulations promulgated thereunder applicable to small business investment companies.

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Sales Manager or counsel for the Sales Manager shall be deemed a representation and warranty by the Company to the Sales Manager, as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Sales Manager; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Manager’s acceptance of the terms of a Placement Notice or upon receipt by the Sales Manager of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, as applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, as applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Sales Manager will be successful in selling Placement Securities, (ii) the Sales Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Sales Manager shall be under no obligation to purchase the Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, as applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Manager at which such Placement Securities were sold, after deduction for (i) the Sales Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Sales Manager hereunder pursuant to Section 7(l) hereof.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Manager’s or its designee’s account (provided the Sales Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold the Sales Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Sales Manager at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Shares shall be in such denominations and registered in such names as the Sales Manager shall have specified in such request. The certificates for the Shares will be made available for examination and packaging by the Sales Manager in The City of New York not later than noon (12:00 p.m.) New York City time on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares sold pursuant to this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Manager in writing and (ii) at a price (net of the Sales Manger’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 of this Agreement) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 7. Covenants of the Company. The Company covenants with the Sales Manager as follows:

(a) To notify the Sales Manager promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Shares for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Sales Manager promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Shares.

(b) To give the Sales Manager notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Sales Manager in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Sales Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Sales Manager or counsel for the Sales Manager shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Sales Manager agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(c) To furnish, upon request and without charge, to the Sales Manager a signed copy of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to noon (12:00 p.m.) New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Preliminary Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two Business Days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such rule.

(e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Sales Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Sales Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Sales Manager), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Sales Manager and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(f) Except as by mutually agreed by the Company and the Sales Manager, the Company and the Sales Manager agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Sales Manager shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Shares that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), and (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 related to the Shares that includes updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) (each of a 10-Q Filing, an 8-K Filing and/or a 10¬K Filing shall also be referred to herein as a “497 Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Sales Manager and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable 497 Filing. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Sales Manager, no sales of Common Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Sales Manager shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(g) To endeavor, in cooperation with the Sales Manager and their counsel, to assist such counsel to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Sales Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i) To use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.

(j) To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.

(k) Except for the authorization of actions permitted to be taken by the Sales Manager as contemplated herein or in the Prospectus, not to take, directly or indirectly, within 30 days of the date of the Prospectus, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Shares; provided, however, that any action in connection with the Company’s dividend reinvestment plan or to the issuance of shares of the Company’s Common Stock to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer each will be deemed to be within the meaning of this Section 7.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Sales Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Sales Manager, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Sales Manager in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees, reasonable disbursements and up to $10,000 in reimbursement of the Sales Manager’s counsel fees incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, (v) any fees charged by the rating agencies for the rating of the Shares, (vi) the cost of printing certificates representing the Shares and the fees and expenses incurred in connection with listing the Shares on the NYSE, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(l). It is understood, however, that except as provided in this Section 7(l) and in Section 9, entitled “Indemnity and Contribution by the Company and the Sales Manager,” the Sales Manager will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(m) To make generally available to the Company’s security holders and to you, as soon as reasonably practicable, an earnings statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(n) Representation Dates; Certificate. Upon commencement of the offering of Shares pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities, including for a 10-K Filing and a 10¬Q Filing (each date of filing the Company’s annual report on Form 10-K shall be a “10-K Representation Date”); and

(ii) at any other time reasonably requested by the Sales Manager (each such date of filing of one or more of the documents referred to in clauses (n)(i) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Sales Manager with a certificate, in the form attached hereto as Exhibit D within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which a Comfort Letter is required to be delivered pursuant to Section 7(p). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Manager with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Sales Manager sells any Placement Securities, the Company shall provide the Sales Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(o) Legal Opinions of Company Corporate Counsel. Upon commencement of the offering of Shares pursuant to the terms of this Agreement and each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p), the Company shall cause to be furnished to the Sales Manager written opinions of Dechert LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Sales Manager, in form and substance reasonably satisfactory to the Sales Manager and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1 and Exhibit E-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Thereafter, on each Representation Date (other than each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p)) for which no waiver is applicable, the Company shall cause to be furnished to the Sales Manager a written opinion of Company Corporate Counsel, or other counsel satisfactory to the Sales Manager, in form and substances reasonably satisfactory to the Sales Manager and its counsel, substantially similar to the form attached hereto attached as Exhibit E-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, the requirement to provide such opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Manager with an opinion from Company Corporate Counsel under this Section 7(o), then before the Sales Manager resumes sales of Shares, the Company shall cause to be furnished to the Sales Manager the opinion of Company Corporate Counsel contemplated in this Section 7(o).

(p) Comfort Letter. Upon commencement of the offering of Shares pursuant to the terms of this Agreement, on the date of each 10-K Filing, and each time that the Registration Statement is amended or the Prospectus supplemented to include audited financial statements for a fiscal year end, the Company shall cause its independent accountants to furnish the Sales Manager a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(q) Legal Opinions of Sales Manager Counsel. Upon commencement of the offering of Shares pursuant to the terms of this Agreement and on each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p), Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Sales Manager (“Sales Manager Counsel”), or other counsel satisfactory to the Sales Manager, shall furnish to the Sales Manager, in form and substance reasonably satisfactory to the Sales Manager, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit F-1 and Exhibit F-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(r) As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Sales Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(s) The Company will cooperate with any reasonable due diligence review conducted by the Sales Manager (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Sales Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(s) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each quarterly filing of the Prospectus whereby the Company will make its senior corporate officers available to address diligence inquiries of the Sales Manager and will provide such additional information and documents as the Sales Manager may reasonably request.

(t) Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Sales Manager in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act and including without limitation any (i) advertisement as defined in Rule 482 under the 1933 Act and (ii) Sales Material), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.

(u) The Company shall not deliver to the Sales Manager a Placement Notice pursuant to Section 3 and, in the event that the period specified in a Placement Notice previously delivered by the Company to the Sales Manager has not been expired, the Company shall suspend the sale of Placement Securities pursuant to Section 4 upon the occurrence of an event that would cause the Company to reasonably conclude that the Prospectus included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 8. Conditions of the Sales Manager’s Obligations. The obligations of the Sales Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c) Material Changes. There shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Prospectus (after giving effect to any amendment or supplement thereto) the effect of which, is, in the reasonable judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (after giving effect to any amendment thereof) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto).

(d) Opinions of Company Corporate Counsel and Sales Manager. The Sales Manager shall have received the opinions of Company Corporate Counsel and Sales Manager Counsel required to be delivered pursuant to Sections 7(o) and (q) on or before the date on which delivery of such opinion is required pursuant to Sections 7(o) and (q).

(e) Representation Certificate. The Sales Manager shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(f) Accountant’s Comfort Letter. The Sales Manager shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

(g) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(h) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i) Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 under the Securities Act.

(j) Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(l) hereof and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

(k) FINRA Compliance. FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

SECTION 9. Indemnity and Contribution by the Company and the Sales Manager.

(a) The Company will indemnify and hold harmless the Sales Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Sales Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Preliminary Prospectus or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Sales Manager for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in subsection (b) below.

(b) The Sales Manager will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Sales Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Sales Manager Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Sales Manager Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Sales Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Sales Manager consists of the following information in the Prospectus furnished on behalf of the Sales Manager: the last paragraph under the caption “Plan of Distribution.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Sales Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Sales Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Sales Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which such Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 1(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Sales Manager agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

(e) Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Sales Manager.

SECTION 11. Termination of Agreement.

(a) Termination; General. The Sales Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Manager, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Sales Manager. The Sales Manager shall have the right, by giving one (1) day notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(c), any outstanding Placement Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Sales Manager on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(l) hereof, and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 12. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Manager shall be directed to the Sales Manager at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities and notices to the Company shall be directed to it at the offices of the Company at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301, Attention of General Counsel.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Manager, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Manager, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Sales Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Sales Manager has been retained solely to act as Sales Manager in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Sales Manager has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Sales Manager has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Sales Manager and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Sales Manager and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Manager have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Manager, the Company in accordance with its terms.

Very truly yours,

HERCULES CAPITAL, INC.

By:	/s/ Melanie Grace
	Name:	Melanie Grace
	Title:	General Counsel/CCO/Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Thomas Kilian
Name:	Thomas Kilian
Title:	Managing Director